UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-23320 (Commission File Number)	34-1245650 (IRS Employer Identification No.)

22901 Millcreek Boulevard, Suite 650 Highland Hills, Ohio (Address of Principal Executive Offices)	44122 (Zip Code)

(216) 292-3800

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR      240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On November 30, 2018, Olympic Steel, Inc., an Ohio corporation (the “Company”), and certain of its wholly-owned domestic direct and indirect subsidiaries (collectively with the Company, the “Borrowers”) entered into that certain Joinder and Second Amendment to Third Amended and Restated Loan and Security Agreement (the “Second Amendment”), with the lenders party thereto (the “Lenders”) and Bank of America, N.A., as Agent for the Lenders (the “Agent”). The Second Amendment amends the Third Amended and Restated Loan and Security Agreement, dated as of December 8, 2017 (as amended by the Joinder and First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of April 4, 2018, and as otherwise amended, the “Credit Agreement”), among the Borrowers party thereto, the Lenders and the Agent. The Second Amendment, among other things, increases the amount available under the Credit Agreement by $75 million to $475 million.

Item 2.03.    Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
4.26

Joinder and Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of November 30, 2018, by and among Olympic Steel, Inc., Olympic Steel Lafayette, Inc., Olympic Steel Minneapolis, Inc., Olympic Steel Iowa, Inc., Oly Steel NC, Inc., IS Acquisition, Inc., Chicago Tube and Iron Company, B Metals, Inc., MCI, Inc., the lenders from time to time party thereto and Bank of America, N.A. as Agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL INC.

By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Financial Officer

Date: December 4, 2018